Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statement No. 333-212951 on Form S-3 of Urban Edge Properties and Urban Edge Properties LP and Registration Statement No. 333-202125 on Form S-8 of Urban Edge Properties of our report dated July 31, 2017, relating to the combined statement of revenues and certain operating expenses (the “combined financial statement”) of Acklinis Yonkers Realty, L.L.C., Acklinis Realty Holding, LLC, Acklinis Original Building, L.L.C., A & R Woodbridge Shopping Center, L.L.C., Ackrik Associates, L.P., A & R Millburn Associates, L.P., A & R Manchester, LLC, A & R Westfield Lincoln Plaza, LLC, and A & R Westfield Broad Street, LLC (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the combined financial statement), appearing in the Current Report on Form 8-K/A of Urban Edge Properties and Urban Edge Properties LP dated July 31, 2017.

/s/ DELOITTE & TOUCHE LLP

New York, New York
July 31, 2017